UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On September 20, 2012 As Seen On TV, Inc. (the “Company”) completed a private placement of its securities pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated September 7, 2012, raising aggregate gross proceeds of $1,275,000. The Company entered into the Securities Purchase Agreement, attached hereto as Exhibit 10.1, with 11 accredited investors (the “Investors”). The private placement was completed on September 20, 2012. Investors purchased from the Company 12% Senior Secured Convertible Notes (the “Notes”), attached hereto as Exhibit 4.1, in the aggregate principal amount of $1,275,000 (the “Investment”). The Notes bear interest at a rate of 12% per annum and are payable on the “Maturity Date” defined below. Principal and accrued interest on the Notes will automatically convert into equity securities identical to those sold to investors in the Company’s next offering (the “Next Round Equity Securities”) of at least $3 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Notes) that is consummated during the term of the Notes (a “Qualified Financing”) at a conversion price equal to 85% of the Next Round Equity Securities (the “Conversion Price”). The Note is due and payable on March 20, 2013 (the “Maturity Date”). In the event a Qualified Financing is not consummated on or before the Maturity Date, the entire principal amount of the Note, along with all accrued interest thereon, shall, at the option of the holder, be convertible into the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) at a conversion price equal to at a conversion price equal to 20% discount to the average daily volume weighted average price (“VWAP”) of the Common Stock for the 10 trading days immediately preceding the Maturity Date on the trading market on which the Common Stock is then listed or quoted.

The indebtedness evidenced by the Notes shall be senior to, and have priority in right of payment over, all indebtedness of Company now outstanding. The Notes are secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiary, TV Goods, Inc. pursuant to the terms of a certain Security Agreement dated as of September 7, 2012 (the “Security Agreement”), by the Company in favor of Collateral Agents, LLC as agent of the Investors.

Each Investor also received a Warrant exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s Common Stock (the “Warrant Shares”) equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the conversion price of the Note.  Notwithstanding the foregoing, if a Qualified Financing does not occur on or before the Maturity Date of the Note, then the number of Warrant Shares shall be equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the average VWAP of the Common Stock measured for the 10 day period immediately preceding the Maturity Date of the Notes. The initial exercise price of the Warrants is $0.80 per share, subject to adjustment. Furthermore, if after the 6 month anniversary of the initial exercise date of each Warrant there is no effective registration statement registering, or no current prospectus available for the resale of, the Warrant Shares by the holder, but excluding a period of any certain allowed delay, the Warrant may be exercised, in whole or in part, on a cashless basis.

The Warrants also provide for weighted average ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the Exercise Price of the Warrants, except in connection with the following issuances of the Company's Common Stock, or securities convertible into Common Stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) shares of Common Stock issued pursuant to a stock split or dividend; (iii) securities issued or issuable in connection with the Securities Purchase Agreement; or (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company.

The Company also agreed under the Securities Purchase Agreement to indemnify the Investors for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Securities Purchase Agreement or the other agreements entered into in connection therewith.

In connection with the Securities Purchase Agreement, Company engaged National Securities Corporation (“National”), to act as the Company’s exclusive agent for the offering. In exchange for National acting as the exclusive agent for the Securities Purchase Agreement, the Company agreed to pay to National a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of Notes sold to investors. As additional compensation, the Company issued to National or its designees, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of Common Stock issuable upon conversion of the Notes at an exercise price equal to $0.80 per share (the “Agent’s Warrants”). The Agent’s Warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the Warrants and are exercisable for three years.

The Company received net proceeds of approximately $1,124,425 after payment of an aggregate of $127,500 of commissions and expense allowance to National, and approximately $23,075 of other offering and related costs in connection with the private placement.  The Company shall use the net proceeds from the Securities Purchase Agreement for working capital purposes, including advancing $500,000 to eDiets.com, Inc. under a 12% Convertible Note dated September 6, 2012 (the “eDiets Note”).  The eDiets Note is due and payable on the earlier of the date that is 10 business days following the earlier to occur of (i) the closing date of the proposed merger by and between the Company and eDiets; (ii) December 31, 2012; or (iii) an event of default as defined under the eDiets Note.  Interest on the Note accrues at a rate of 12% per annum and is due and payable upon the maturity date of the eDiets Note.

The foregoing summary of the terms and conditions of the Securities Purchase Agreement, Security Agreement, Notes, Warrants, Agent Warrants and eDiets Note do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Securities Purchase Agreement, Notes and Warrants, including the issuance of the securities in connection therewith.

The securities issued above were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The shareholders received current information about the Company and had the opportunity to ask questions about the Company. All of the shareholders were deemed accredited.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
4.1	Form of 12% Senior Secured Convertible Note
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement dated September 7, 2012
10.2	Security Agreement dated September 7, 2012
10.3	Convertible Note dated September 6, 2012 payable to As Seen On TV, Inc.(1)

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(1)

Previously filed on Form 8-K Current Report filed on September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVE ROGAI
Name:	Steve Rogai
Title:	Chief Executive Officer

Dated: September 24, 2012